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                                                                     EXHIBIT 5.1


            [Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                                   April 7, 2006

Omrix Biopharmaceuticals, Inc.
630 Fifth Avenue, 22nd Floor
New York, New York 10111

     Re:  Omrix Biopharmaceuticals, Inc.
          Registration Statement on Form S-1 (File No. 333-131107)

Ladies and Gentlemen:

     We have acted as special counsel to Omrix Biopharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to (a) 3,437,500 shares (the "Firm Shares") of the Company's common stock, par value $ 0.01 per share (the "Common Stock") and (b) up to an additional 515,625 shares of Common Stock (the "Option Shares") subject to an over-allotment option. The Firm Shares and the Option Shares are collectively referred to herein as the "Securities."

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Act").

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-1 (File No. 333-131107), as filed with the Securities and Exchange Commission (the "Commission") on January 18, 2006 under the Act; (ii) Pre-Effective Amendment No. 1 to the Registration Statement, as filed with the Commission on March 8, 2006 under the Act; (iii) Pre-Effective Amendment No. 2 to the Registration Statement, as filed with the Commission on March 24, 2006;
(iv)Pre-Effective Amendment No. 3 to the Registration Statement, as filed with the Commission on the date hereof (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (v) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, as issuer, and, UBS Securities LLC, CIBC World Markets Corp., Leerink Swann & Company and Oppenheimer & Co. Inc., as representatives of the several underwriters named therein (the "Underwriters"),
Exhibit 1.1 to the Registration Statement; (vi) a specimen certificate representing the Common Stock filed as Exhibit 4.1 to the Registration Statement; (vii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date and currently in effect; (viii) the Amended and Restated By-laws of the Company, as amended to date and currently in effect;
(ix) the form of the Second Amended and Restated Certificate of Incorporation of the Company intended to be filed with the Secretary of State for the State of Delaware and as filed as Exhibit 3.2 to the Registration Statement reflecting the Company's 1 for 2.75 reverse stock split (the "New Charter");
(x) the form of Second Amended and Restated By-laws of the Company filed as
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Exhibit 3.4 to the Registration Statement; and (xi) certain resolutions of the
Board of Directors of the Company and the stockholders of the Company, relating to the issuance and sale of the Securities, the New Charter and related matters. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed the due filing of the New Charter with the Secretary of State of the State of Delaware. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

     Members of our firm are admitted to the bar in the State of New York and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

     Based upon and subject to the foregoing, we are of the opinion that when
(i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; and (iii) certificates representing the Securities in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters as contemplated by the Underwriting Agreement at a price per share not less than the per share par value of the Common Stock, the issuance and sale of the Securities will have been duly authorized, and the Securities will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                     Very truly yours,
                                     /s/ Skadden, Arps, Slate, Meager & Flom LLP